EXHIBIT 99
TD Banknorth Inc. and Subsidiaries

Identifiable Intangible Assets
Estimated Future Amortization Expense (Unaudited)

	Core		Other		Total
	Deposit		Identifiable		Identifiable
	Intangibles		Intangibles		Intangibles
	Historical	TD Incremental	Historical	TD Incremental	Historical	TD Incremental	Total
Amortization Expense:
Three months ended March 31, 2005 (Combined)	$1,945	$7,875	$355	$1,320	$2,300	$9,195	$11,495
Three months ended June 30, 2005	2,123	24,958	617	3,959	2,740	28,917	31,657
Three months ended September 30, 2005	2,123	24,625	334	3,959	2,457	28,584	31,041
Three months ended December 31, 2005	2,123	24,625	187	3,959	2,310	28,584	30,894

Full Year 2005	$8,314	$82,083	$1,493	$13,197	$9,807	$95,280	$105,087

Three months ended March 31, 2006	$9,405	$23,820	$671	$3,770	$10,076	$27,590	$37,666

Balance at 3/31/06	$215,725	$404,441	$51,844	$176,870	$267,569	$581,311	$848,880

Estimated Future Amortization Expense
2006 (April through December)	$39,544	$64,965	$2,705	$11,304	$42,249	$76,269	$118,518
2007	41,780	68,249	3,608	14,342	45,388	82,591	127,979
2008	31,177	55,493	3,238	13,665	34,415	69,158	103,573
2009	24,893	45,327	3,238	13,035	28,131	58,362	86,493
2010	20,565	36,160	3,105	12,414	23,670	48,574	72,244
thereafter	57,766	134,247	33,593	112,110	91,359	246,357	337,716